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                                                                       EXHIBIT 1


           IDENTIFICATION AND CLASSIFICATION OF RELEVANT SUBSIDIARIES

Relevant Subsidiary                                        Item 3 Classification
-------------------                                        ---------------------
Odyssey America Reinsurance Corporation                             (C)
United States Fire Insurance Company                                (C)
The North River Insurance Company                                   (C)
Lombard General Insurance Company                                   (C)